EXHIBIT 99.1


Dr. Leonard G. Goldstein Joins Zanett Board of Directors --
Former Goldman Sachs and Pequot Capital Executive Adds IT Expertise

NEW YORK, NY - April 27, 2005 --ZANETT, INC. (NASDAQ: ZANE) today announced the appointment of Leonard G. Goldstein to its Board of Directors. With the addition of Dr. Goldstein, the number of Members of the Zanett Board of Directors has been increased from six to seven.

Dr. Goldstein brings over twenty years of IT experience in various capacities from systems engineer to Chief Information Officer or Chief Technology Officer with such prestigious organizations as IBM and Goldman Sachs & Co. Most recently, Lenny was at Pequot Capital Management, Inc. where he worked closely with the investment team to consider technology in the definition of the firm's long-term strategy and annual operating plans. Dr. Goldstein holds undergraduate, graduate and doctoral degrees in Systems Engineering and serves on a number of technical advisory boards. He also participated as a member of the Editorial Review Board of CIO Magazine.

David McCarthy, CEO of Zanett, commented, "Lenny's extensive experience in assessing, managing and building technology infrastructures and his broad business knowledge will complement the other board members' expertise. As Zanett grows both organically and through acquisition during a time of rapid technological innovation and advancement, having Lenny to help us evaluate, develop and integrate companies and technical infrastructures will be more and more critical."

Dr. Goldstein received a B.S., M.S., and Ph.D. degree in Engineering from Polytechnic Institute of Brooklyn / NYU School of Engineering.

About Zanett, Inc. (www.zanett.com)

Zanett is an information technology ("IT") company that provides customized, mission-critical IT solutions to Fortune 500 corporations, mid-market companies, and classified government agencies involved in Homeland Defense and Homeland Security. The Company operates in two segments: Commercial Solutions and Government Solutions. Collectively, the Company and its solutions practices are referred to as The IT Commonwealth TM.

The Company's Commercial Solutions segment provides full lifecycle, high value, end-to-end business solutions including services to initiate, develop and implement e-business systems, application development, project management, business analysis, architecture design, package customization, testing and quality assurance and implementation management, implementation of ERP, supply chain management ("SCM") and customer relationship management ("CRM") systems, and voice and data communications network integration solutions that include the provision of hardware, peripheral equipment and telecommunications lines for voice and data communications networks as well as related security and design services.

The Government Solutions segment specializes in providing advanced software and satellite engineering services with domain area expertise on government and aerospace satellite and IT infrastructure contracts related to Homeland Defense and Homeland Security.

The Commonwealth's overarching mission is to provide comprehensive solutions that exceed client expectations, are delivered on time and within budget, and achieve superior results.

Zanett is headquartered in New York City and has offices in Boston, Cincinnati, Indianapolis, Denver and Orange County, California. Founded in 2000, Zanett is listed on the Nasdaq under the symbol ZANE.

Contacts: Zanett, Inc.
Claudio Guazzoni or David McCarthy, 646-502-1800 corporaterelations@zanett.com

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Zanett, Inc.'s filings with the Securities and Exchange Commission.